Exhibit 99.1

KELLY® REPORTS
FIRST QUARTER EARNINGS

Financial Highlights
•Q1 revenue down 8.8%; 2.7% of the decline due to estimated impact of COVID-19 crisis
•Q1 operating earnings decline on $147.7 million non-cash goodwill impairment charge, partially offset by a gain on sale of headquarters buildings; operating earnings declined 46% on an adjusted basis
•Q1 loss per share of $3.91, compared to earnings of $0.56 last year; Q1 earnings per share on an adjusted basis of $0.20 compared to $0.45 last year

TROY, Mich. (May 4, 2020) – Kelly (Nasdaq: KELYA) (Nasdaq: KELYB), a leading specialty talent solutions provider, today announced results for the first quarter of 2020.

Peter Quigley, president and chief executive officer, announced revenue for the first quarter of 2020 totaled $1.3 billion, an 8.8% decrease, or 8.3% in constant currency, compared to the corresponding quarter of 2019. Included in the revenue decline is an estimated year-over-year decrease of 2.7% as a result of lower demand during the second half of March as customers reacted to the COVID-19 crisis.

Loss from operations for the first quarter of 2020 totaled $111.8 million, compared to the $16.8 million of earnings from operations reported for the first quarter of 2019. The 2020 first quarter results include a $147.7 million non-cash goodwill impairment charge, an $8.7 million restructuring charge and a gain on the sale of headquarters buildings of $32.1 million. The first quarter of 2019 included a restructuring charge of $6.3 million. On an adjusted basis, earnings from operations were $12.5 million for the first quarter of 2020 compared to $23.1 million for the first quarter of 2019.

Diluted loss per share in the first quarter of 2020 is $3.91 compared to earnings per share of $0.56 in the first quarter of 2019. Included in the loss per share in the first quarter of 2020 is a non-cash goodwill impairment charge of $3.18 per share, net of tax, a $1.38 per share non-cash loss, net of tax, on Persol Holdings common stock, a $0.17 per share restructuring charge, net of tax, and a gain on the sale of headquarters buildings of $0.61, per share net of tax. Included in the earnings per share in the first quarter of 2019 is a $0.23 from a non-cash gain per share on Kelly’s investment in Persol Holdings common stock, net of tax and a $0.12 per share restructuring charge, net of tax. On an adjusted basis, earnings per share were $0.20 for the first quarter of 2020 compared to $0.45 for the corresponding quarter of 2019.

“Kelly began the year with signs of stabilization in our U.S. staffing business, and continued growth in our outcome and consulting businesses,” stated Quigley. “However, the sudden and dramatic disruption sparked by COVID-19 in mid-March was unlike anything we’ve seen in our nearly 75 years. Negative market reaction to the crisis, including declines in our share price, triggered a goodwill impairment charge in the quarter that had a significant impact on our reported results. While we continue to closely manage the financial impact of the pandemic, the non-cash impairment charge does not change our views, or confidence, in our ability to weather the COVID-19 crisis or to capitalize on opportunities when the crisis ends. We’re moving forward with our transformation into a specialty talent solutions provider by taking prudent, near-term measures to protect our financial flexibility, while preserving our ability to capture growth coming out of this crisis. And, of course, our top priority has been, and continues to be, the health and safety of our people.”

In conjunction with its first quarter earnings release, Kelly has published a financial presentation on the Investor Relations page of its public website and will host a conference call at 9:00 a.m. (ET) on May 4 to review the results and answer questions. The call may be accessed in one of the following ways:

Via the Internet:
Kellyservices.com

Via the Telephone
(877) 692-8955 (toll free) or (234) 720-6979 (caller paid)
Enter access code 5728672
After the prompt, please enter “#”

A recording of the conference call will be available after 2:30 p.m. ET on May 4, 2020 at (866) 207-1041 (toll-free) and (402) 970-0847 (caller-paid). The access code is 5222215#. The recording will also be available at kellyservices.com during this period.

This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. These factors include, but are not limited to, the recent novel coronavirus (COVID-19) outbreak, competitive market pressures including pricing and technology introductions and disruptions, changing market and economic conditions, our ability to achieve our business strategy, the risk of damage to our brand, the risk our intellectual property assets could be infringed upon or compromised, our ability to successfully develop new service offerings, our exposure to risks associated with services outside traditional staffing, including business process outsourcing and services connecting talent to independent work, our increasing dependency on third parties for the execution of critical functions, the risks associated with past and future acquisitions, exposure to risks associated with investments in equity affiliates including PersolKelly Pte. Ltd., material changes in demand from or loss of large corporate customers as well as changes in their buying practices, risks particular to doing business with government or government contractors, risks associated with conducting business in foreign countries, including foreign currency fluctuations, the exposure to potential market and currency exchange risks relating to our investment in Persol Holdings, risks associated with violations of anti-corruption, trade protection and other laws and regulations, availability of qualified full-time employees, availability of temporary workers with appropriate skills required by customers, liabilities for employment-related claims and losses, including class action lawsuits and collective actions, risks arising from failure to preserve the privacy of information entrusted to us or to meet our obligations under global privacy laws, the risk of cyberattacks or other breaches of network or information technology security, our ability to sustain critical business applications through our key data centers, our ability to effectively implement and manage our information technology projects, our ability to maintain adequate financial and management processes and controls, risk of potential impairment charges triggered by adverse industry developments or operational circumstances, unexpected changes in claim trends on workers’ compensation, unemployment, disability and medical benefit plans, the impact of changes in laws and regulations (including federal, state and international tax laws), competition law risks, the risk of additional tax or unclaimed property liabilities in excess of our estimates, our ability to realize value from our tax credit and net operating loss carryforwards, our ability to maintain specified financial covenants in our bank facilities to continue to access credit markets, and other risks, uncertainties and factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission. Actual results may differ materially from any forward-looking statements contained herein, and we have no intention to update these statements.

About Kelly®

Kelly, Inc. (Nasdaq: KELYA, KELYB) connects talented people to companies in need of their skills in areas including Science, Engineering, Education, Office, Contact Center, Light Industrial, and more. We’re always thinking about what’s next in the evolving world of work, and we help people ditch the script on old ways of thinking and embrace the value of all workstyles in the workplace. We directly employ nearly 440,000 people around the world, and we connect thousands more with work through our global network of talent suppliers and partners in our outsourcing and consulting practice. Revenue in 2019 was $5.4 billion. Visit kellyservices.com and let us help with what’s next for you.

KLYA-FIN

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MEDIA CONTACT:	ANALYST CONTACT:
Jane Stehney	James Polehna
(248) 574-9800	(248) 244-4586
stehnja@kellyservices.com	james.polehna@kellyservices.com

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE 13 WEEKS ENDED MARCH 29, 2020 AND MARCH 31, 2019
(UNAUDITED)
(In millions of dollars except per share data)
					%	CC %
	2020	2019	Change		Change	Change

Revenue from services	$1,261.1	$1,382.6	$(121.5)		(8.8)%	(8.3)%

Cost of services	1,037.8	1,131.0	(93.2)		(8.2)

Gross profit	223.3	251.6	(28.3)		(11.3)	(10.9)

Selling, general and administrative expenses	219.5	234.8	(15.3)		(6.5)	(6.3)

Goodwill impairment charge	147.7	—	147.7		NM

Gain on sale of assets	(32.1)	—	(32.1)		NM

Earnings (loss) from operations	(111.8)	16.8	(128.6)		NM

Gain (loss) on investment in Persol Holdings	(77.8)	13.2	(91.0)		NM

Other income (expense), net	1.7	(1.1)	2.8		234.5

Earnings (loss) before taxes and equity in net earnings (loss) of affiliate	(187.9)	28.9	(216.8)		NM

Income tax expense (benefit)	(36.2)	6.4	(42.6)		NM

Net earnings (loss) before equity in net earnings (loss) of affiliate	(151.7)	22.5	(174.2)		NM

Equity in net earnings (loss) of affiliate	(1.5)	(0.4)	(1.1)		(312.1)

Net earnings (loss)	$(153.2)	$22.1	$(175.3)		NM

Basic earnings (loss) per share	$(3.91)	$0.56	$(4.47)		NM
Diluted earnings (loss) per share	$(3.91)	$0.56	$(4.47)		NM

STATISTICS:

Staffing fee-based income (included in revenue from services)	$12.3	$15.9	$(3.6)		(22.9)%	(22.1)%

Gross profit rate	17.7%	18.2%	(0.5)	pts.

Conversion rate	(50.1)	6.7	(56.8)

% Return:
Earnings (loss) from operations	(8.9)	1.2	(10.1)
Net earnings (loss)	(12.1)	1.6	(13.7)

Effective income tax rate	19.3%	22.2%	(2.9)	pts.

Average number of shares outstanding (millions):
Basic	39.2	39.0
Diluted	39.2	39.1

KELLY SERVICES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT
(UNAUDITED)
(In millions of dollars)

	First Quarter

			%		CC %
	2020	2019	Change		Change
Americas Staffing
Revenue from services	$533.4	$626.5	(14.9)%		(14.6)%
Gross profit	93.6	117.2	(20.2)		(20.0)
SG&A expenses excluding restructuring charges	87.9	94.9	(7.4)		(7.4)
Restructuring charges	5.6	6.3	(10.6)		(10.6)
Total SG&A expenses	93.5	101.2	(7.6)		(7.6)
Earnings from operations	0.1	16.0	(99.5)
Earnings from operations excluding restructuring charges	5.7	22.3	(74.4)

Gross profit rate	17.5%	18.7%	(1.2)	pts.
Conversion rate	0.1	13.7	(13.6)
Conversion rate excluding restructuring charges	6.1	19.1	(13.0)
Return on sales	—	2.6	(2.6)
Return on sales excluding restructuring charges	1.1	3.6	(2.5)

Global Talent Solutions
Revenue from services	$503.2	$501.0	0.4%		0.6%
Gross profit	100.2	100.4	(0.2)		0.1
SG&A expenses excluding restructuring charges	72.8	74.7	(2.5)		(2.2)
Restructuring charges	0.9	—	NM		NM
Total SG&A expenses	73.7	74.7	(1.3)		(1.0)
Earnings from operations	26.5	25.7	2.9
Earnings from operations excluding restructuring charges	27.4	25.7	6.4

Gross profit rate	19.9%	20.0%	(0.1)	pts.
Conversion rate	26.5	25.7	0.8
Conversion rate excluding restructuring charges	27.4	25.7	1.7
Return on sales	5.3	5.1	0.2
Return on sales excluding restructuring charges	5.5	5.1	0.4

International Staffing
Revenue from services	$227.6	$258.9	(12.1)%		(10.7)%
Gross profit	29.9	34.6	(13.4)		(11.8)
SG&A expenses excluding restructuring charges	28.2	31.3	(9.7)		(8.5)
Restructuring charges	1.1	—	NM		NM
Total SG&A expenses	29.3	31.3	(6.2)		(5.0)
Earnings from operations	0.6	3.3	(81.7)
Earnings from operations excluding restructuring charges	1.7	3.3	(48.8)

Gross profit rate	13.2%	13.3%	(0.1)	pts.
Conversion rate	2.0	9.5	(7.5)
Conversion rate excluding restructuring charges	5.6	9.5	(3.9)
Return on sales	0.3	1.3	(1.0)
Return on sales excluding restructuring charges	0.7	1.3	(0.6)

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In millions of dollars)

	March 29, 2020	Dec. 29, 2019	March 31, 2019
Current Assets
Cash and equivalents	$48.3	$25.8	$30.9
Trade accounts receivable, less allowances of
$11.1, $12.9, and $12.0, respectively	1,236.1	1,282.2	1,283.1
Prepaid expenses and other current assets	81.4	76.5	86.2
Properties held for sale	—	21.2	—
Total current assets	1,365.8	1,405.7	1,400.2

Noncurrent Assets
Property and equipment, net	38.1	43.1	86.0
Operating lease right-of-use assets	89.2	60.4	69.5
Deferred taxes	249.5	229.1	204.6
Goodwill, net	—	127.8	127.8
Investment in Persol Holdings	96.8	173.2	147.2
Investment in equity affiliate	116.3	117.2	121.2
Other assets	306.1	324.1	315.7
Total noncurrent assets	896.0	1,074.9	1,072.0

Total Assets	$2,261.8	$2,480.6	$2,472.2

Current Liabilities
Short-term borrowings	$1.7	$1.9	$74.2
Accounts payable and accrued liabilities	475.5	503.6	496.6
Operating lease liabilities	19.2	20.1	21.2
Accrued payroll and related taxes	259.7	267.6	292.1
Accrued workers' compensation and other claims	26.1	25.7	24.4
Income and other taxes	60.6	65.2	64.9
Total current liabilities	842.8	884.1	973.4

Noncurrent Liabilities
Operating lease liabilities	72.7	43.3	50.6
Accrued workers' compensation and other claims	46.4	45.8	47.9
Accrued retirement benefits	164.5	187.4	176.0
Other long-term liabilities	35.3	55.5	46.5
Total noncurrent liabilities	318.9	332.0	321.0

Stockholders' Equity
Common stock	40.1	40.1	40.1
Treasury stock	(18.0)	(20.9)	(21.9)
Paid-in capital	19.5	22.5	21.0
Earnings invested in the business	1,081.7	1,238.6	1,157.2
Accumulated other comprehensive income (loss)	(23.2)	(15.8)	(18.6)
Total stockholders' equity	1,100.1	1,264.5	1,177.8

Total Liabilities and Stockholders' Equity	$2,261.8	$2,480.6	$2,472.2

STATISTICS:
Working Capital	$523.0	$521.6	$426.8
Current Ratio	1.6	1.6	1.4
Debt-to-capital %	0.2%	0.1%	5.9%
Global Days Sales Outstanding	59	58	58
Year-to-Date Free Cash Flow	$5.4	$82.2	$17.0

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE 13 WEEKS ENDED MARCH 29, 2020 AND MARCH 31, 2019
(UNAUDITED)
(In millions of dollars)

	2020	2019
Cash flows from operating activities:
Net earnings (loss)	$(153.2)	$22.1
Adjustments to reconcile net earnings (loss) to net cash from operating activities:
Goodwill impairment charge	147.7	—
Deferred income taxes on goodwill impairment charge	(23.0)	—
Depreciation and amortization	6.0	7.6
Operating lease asset amortization	5.3	5.8
Provision for bad debts	(0.4)	0.3
Stock-based compensation	1.2	3.2
(Gain) loss on investment in Persol Holdings	77.8	(13.2)
(Gain) loss on sale of assets	(32.1)	—
Equity in net (earnings) loss of PersolKelly Pte. Ltd.	1.5	0.4
Other, net	0.7	(0.4)
Changes in operating assets and liabilities, net of acquisitions	(23.1)	(4.6)

Net cash from operating activities	8.4	21.2

Cash flows from investing activities:
Capital expenditures	(3.0)	(4.2)
Acquisition of companies, net of cash received	(36.3)	(86.4)
Investment in equity securities	(0.3)	—
Proceeds from sale of assets	55.5	—
Other investing activities	—	0.3

Net cash from (used in) investing activities	15.9	(90.3)

Cash flows from financing activities:
Net change in short-term borrowings	(0.1)	72.0
Financing lease payments	(0.3)	—
Dividend payments	(3.0)	(3.0)
Payments of tax withholding for stock awards	(1.1)	(2.3)
Other financing activities	(0.1)	—

Net cash (used in) from financing activities	(4.6)	66.7

Effect of exchange rates on cash, cash equivalents and restricted cash	2.8	(1.9)

Net change in cash, cash equivalents and restricted cash	22.5	(4.3)
Cash, cash equivalents and restricted cash at beginning of period	31.0	40.1

Cash, cash equivalents and restricted cash at end of period	$53.5	$35.8

KELLY SERVICES, INC. AND SUBSIDIARIES
REVENUE FROM SERVICES
(UNAUDITED)
(In millions of dollars)

	First Quarter (Americas, International and GTS)

			%	CC %
	2020	2019	Change	Change

Americas
United States	$928.5	$1,018.9	(8.9)%	(8.9)%
Canada	32.8	33.0	(0.7)	—
Mexico	28.7	27.5	4.4	7.3
Puerto Rico	17.7	19.2	(7.6)	(7.6)
Brazil	9.1	8.5	7.5	18.8
Total Americas	1,016.8	1,107.1	(8.2)	(8.0)

EMEA
France	52.5	64.3	(18.3)	(15.8)
Switzerland	44.2	49.5	(10.8)	(13.3)
Portugal	43.6	44.8	(2.5)	0.3
Russia	32.1	25.4	26.4	26.7
United Kingdom	22.3	26.2	(14.9)	(13.6)
Italy	14.7	20.6	(28.6)	(26.4)
Germany	8.0	11.1	(27.9)	(25.8)
Ireland	5.0	10.1	(50.9)	(49.4)
Other	15.2	18.0	(15.6)	(10.6)
Total EMEA	237.6	270.0	(12.0)	(10.6)

Total APAC	6.7	5.5	20.5	27.6

Total Kelly Services, Inc.	$1,261.1	$1,382.6	(8.8)%	(8.3)%

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
FIRST QUARTER
(UNAUDITED)
(In millions of dollars)

	2020					2019
SG&A Expenses:	As Reported	Goodwill Impairment(1)	Gain on sale of assets(3)	Restructuring(4)	Adjusted	Adjusted
Americas Staffing	$93.5	$—	$—	$(5.6)	$87.9	$94.9
Global Talent Solutions	73.7	—	—	(0.9)	72.8	74.7
International Staffing	29.3	—	—	(1.1)	28.2	31.3
Corporate	23.4	—	—	(1.1)	22.3	28.2
Intersegment	(0.4)	—	—	—	(0.4)	(0.6)
Total Company	$219.5	$—	$—	$(8.7)	$210.8	$228.5

	2020					2019
Earnings (loss) from Operations:	As Reported	Goodwill Impairment(1)	Gain on sale of assets(3)	Restructuring(4)	Adjusted	Adjusted
Americas Staffing	$0.1	$—	$—	$5.6	$5.7	$22.3
Global Talent Solutions	26.5	—	—	0.9	27.4	25.7
International Staffing	0.6	—	—	1.1	1.7	3.3
Corporate	(139.0)	147.7	(32.1)	1.1	(22.3)	(28.2)
Total Company	$(111.8)	$147.7	$(32.1)	$8.7	$12.5	$23.1

	2019
SG&A Expenses:	As Reported	Restructuring(4)	Adjusted
Americas Staffing	$101.2	$(6.3)	$94.9
Global Talent Solutions	74.7	—	74.7
International Staffing	31.3	—	31.3
Corporate	28.2	—	28.2
Intersegment	(0.6)	—	(0.6)
Total Company	$234.8	$(6.3)	$228.5

	2019
Earnings from Operations:	As Reported	Restructuring(4)	Adjusted
Americas Staffing	$16.0	$6.3	$22.3
Global Talent Solutions	25.7	—	25.7
International Staffing	3.3	—	3.3
Corporate	(28.2)	—	(28.2)
Total Company	$16.8	$6.3	$23.1

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES (continued)
(UNAUDITED)
(In millions of dollars except per share data)

	First Quarter
	2020	2019
Income tax expense (benefit)	$(36.2)	$6.4
Taxes on goodwill impairment charge(1)	23.0	—
Taxes on investment in Persol Holdings(2)	23.8	(4.1)
Taxes on gain on sale of assets(3)	(8.1)	—
Taxes on restructuring charges(4)	2.2	1.6
Adjusted income tax expense (benefit)	$4.7	$3.9

	First Quarter
	2020	2019
Net earnings (loss)	$(153.2)	$22.1
Goodwill impairment charge, net of taxes(1)	124.7	—
(Gain) loss on investment in Persol Holdings, net of taxes(2)	54.0	(9.1)
Gain on sale of assets, net of taxes(3)	(24.0)	—
Restructuring charges, net of taxes(4)	6.5	4.7
Adjusted net earnings	$8.0	$17.7

	First Quarter
	2020	2019
	Per Share
Net earnings (loss)	$(3.91)	$0.56
Goodwill impairment charge, net of taxes(1)	3.18	—
(Gain) loss on investment in Persol Holdings, net of taxes(2)	1.38	(0.23)
Gain on sale of assets, net of taxes(3)	(0.61)	—
Restructuring charges, net of taxes(4)	0.17	0.12
Adjusted net earnings	$0.20	$0.45

Note: Earnings per share amounts for each quarter are required to be computed independently and may not equal the amounts computed for the total year.

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)

Management believes that the non-GAAP (Generally Accepted Accounting Principles) information excluding the 2020 goodwill impairment charge, the 2020 and 2019 gains and losses on the investment in Persol Holdings, the 2020 gain on sale of assets, and the 2020 and 2019 restructuring charges, and are useful to understand the Company's fiscal 2020 financial performance and increases comparability. Specifically, Management believes that removing the impact of these items allows for a meaningful comparison of current period operating performance with the operating results of prior periods. Management also believes that such measures are used by those analyzing performance of companies in the staffing industry to compare current performance to prior periods and to assess future performance.

These non-GAAP measures may have limitations as analytical tools because they exclude items which can have a material impact on cash flow and earnings per share. As a result, Management considers these measures, along with reported results, when it reviews and evaluates the Company's financial performance. Management believes that these measures provide greater transparency to investors and provide insight into how Management is evaluating the Company's financial performance. Non-GAAP measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

(1) The goodwill impairment charge is the result of an interim impairment test the Company performed during the first quarter of 2020, due to a triggering event caused by a decline in the Company's common stock price.

(2) The gains and losses on the investment in Persol Holdings represent the change in fair value of the investment during the period presented and the related tax expense and benefit.

(3) Gain on sale of assets in 2020 represents the excess of the proceeds over the cost of the headquarters properties sold during the first quarter of 2020.

(4) Restructuring charges in 2020 represent severance costs and lease terminations in preparation for the new operating model later in 2020. Restructuring charges in 2019 represent severance costs primarily related to U.S. branch-based staffing operations.